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                        THE UNITED ILLUMINATING COMPANY

                              COMMON STOCK PROXY

              Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints John D. Fassett, Betsy Henley-Cohn, and F. Patrick McFadden, Jr. agents, for and in the name of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of the Common Stock of The United Illuminating Company which the undersigned is entitled to vote at the Annual Meeting of the Shareowners to be held on Wednesday, May 17, 1995, and at any adjournments thereof.

     This proxy, when properly signed and returned to the Company, will be voted in the manner indicated on the reverse side. Unless otherwise directed on the reverse side, the undersigned's vote will be cast for the election of all nominees listed to the Board of Directors and for item (2).

                       (Continued, and to be signed and dated, on reverse side.)

                                       THE UNITED ILLUMINATING COMPANY
                                       P.O. BOX 11567
                                       NEW YORK, N.Y. 10203-0567
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    [_]

(1) ELECTION OF A BOARD OF
    DIRECTORS

FOR all nominees       [_]
listed below

WITHHOLD AUTHORITY to vote       [_]
for all nominees listed below.

* EXCEPTIONS      [_]

Nominees: Marc C. Breslawsky, David E. A. Carson, John F. Croweak, J. Hugh Devlin, John D. Fassett, Robert L. Fiscus, Richard J. Grossi, Betsy Henley-Cohn, John L. Lahey, F. Patrick McFadden, Jr., Frank R. O'Keefe, Jr., James A. Thomas, and, in their discretion, such other person or persons as the present Board of Directors shall determine, if one or more of said nominees is unable to serve.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

* EXCEPTIONS ___________________________________________________________________

(2) APPROVAL OF THE EMPLOYMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR FISCAL YEAR 1995. (Proposed by the Board of Directors.)

                                             Change of Address and/or  [_]
                                             Comments Mark Here.

FOR  [_]       AGAINST  [_]       ABSTAIN  [_]

                              When signing as attorney, executor, administrator, trustee or guardian, give title as such. If the signer is a corporation, sign in the corporate name by duly authorized officer.

                              Dated: ____________________________, 1995

                              _________________________________________

                              _________________________________________
                                         PLEASE SIGN HERE

                                  Votes MUST be indicated       [X]
                                  (x) in Black or Blue ink.


Please sign, date and return the proxy card promptly using the enclosed envelope.